UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2013, the Board of Directors of National CineMedia, Inc. (the “Company”) appointed Jeff Cabot, the Company’s Senior Vice President, Controller and David Oddo, the Company’s Vice President, Finance to serve as the Company’s interim co-Chief Financial Officers, effective as of March 1, 2013. Mr. Cabot will serve as the Company’s interim Principal Accounting Officer and Mr. Oddo will serve as the Company’s interim Principal Financial Officer. As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2013, Gary Ferrera, the Company’s current Executive Vice President and Chief Financial Officer, has resigned from the Company, effective March 1, 2013.

Mr. Cabot has served as the Company’s Senior Vice President, Controller since January 2, 2012 and will continue in this role. Mr. Oddo has served as the Company’s Vice President Finance since January 14, 2009 and will continue in this role. The Board of Directors continues its search for a permanent replacement for Mr. Ferrera.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: March 1, 2013	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

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